U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2014

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On September 19, 2014, Advanced Emissions Solutions, Inc. (“ADES” or the “Company”) announced the retirement of C. Jean Bustard as Chief Operating Officer effective at the end of this year, December 31, 2014 (“Retirement Date”). Ms. Bustard has entered into an amended employment agreement with the Company, along with our wholly owned subsidiary, ADA-ES, Inc. (“ADA”), which contains the terms of her retirement and pursuant to which she has resigned various positions at the Company’s wholly owned subsidiaries. She will continue as Chief Operating Officer of the Company through December 31, 2014. Her salary and eligibility for 2014 STI bonus compensation through December 31, 2014 remains unchanged. Upon Ms. Bustard’s Retirement Date, and following receipt by the Company of a standard form of release of claims from Ms. Bustard, we will continue to pay Ms. Bustard, as consideration for such release, her salary payable for two years on the Company’s established payroll dates, and a single lump sum for costs of obtaining medical, dental and vision coverage for 18 months, paid on the first payroll date after the Retirement Date. Any unvested equity awards will accelerate and become fully vested as of the Retirement Date. Ms. Bustard shall be subject for two years to certain standard non-compete, non-solicitation and non-diversion covenants and other terms consistent with the amendments to the employment agreements of each of the Company’s President and Chief Executive Officer, Chief Technology Officer, General Counsel and Vice President of Investor Relations executed in August 2014. We reported those amendments and filed the form of amendment on a Current Report on Form 8-K dated September 2, 2014. We will pay to Ms. Bustard, or her estate or other designee, the foregoing compensation in the event of an early termination, disability or death prior to December 31, 2014.

The foregoing description of Ms. Bustard’s amended employment agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.68 and incorporated herein by reference.

(e)

On September 19, 2014, along with our wholly owned subsidiary ADA, we also executed amendments (“Amendments”) to the existing employment agreements for Rachel A. Smith, Chief Accounting Officer (“CAO”), and Jonathan R. Lagarenne, Executive Vice President. These Amendments are substantially similar to the amendments to the employment agreements for each of the Company’s President and Chief Executive Officer, Chief Technology Officer, General Counsel and Vice President of Investor Relations executed in August 2014. We reported those amendments and filed the form of amendment on a Current Report on Form 8-K filed on September 2, 2014.

The Amendments address the parties’ respective obligations upon the termination of the respective executive’s employment under various circumstances, including Cause, Good Reason, or Change in Control, as those terms are defined in the Amendments, disability or death. The Amendments address the parties’ notice requirements, which vary in effective date from immediately to 45 days, depending on the reasons for termination.

Upon termination of any executive’s employment, we must pay the executive her or his base salary and other accrued benefits through the termination date. We must also pay additional amounts depending upon whether the termination was without Cause or Good Reason, whether a Change in Control has occurred or is pending, and whether the Company elects to enforce a Non-Compete as described below.

Termination without Cause or with Good Reason. If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason, the executive will be subject to a 12-month Non-Compete provision and we will pay the executive 12 months base salary, the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year, based upon actual performance, vest executive’s unvested restricted stock and pay the value of executive’s unvested performance share units as calculated pursuant to the Amendment in shares of Company stock, and, at the executive’s request, pay up to 12 months of medical insurance coverage. If such termination is within 12 months following a Change in Control, or if we elect to enforce a 24 month Non-Compete, we must pay 24 months base salary and two times the pro-rated portion of short term incentive cash bonuses that would have been earned by the executive. The unvested equity vests and is paid as set forth above.

Termination for Cause or without Good Reason. If we terminate an executive’s employment for Cause or the executive resigns without Good Reason, and if we elect to enforce either a 12 month or a 24 month Non-Compete, we must pay the same amounts as described above for Termination without Cause or with Good Reason. If the Company does not elect to enforce a Non-Compete, no severance payments shall be paid to executive.

If an executive resigns for a reason other than Good Reason within 3 months prior to or 6 months after closing of a Change in Control, we may elect to enforce a 12 month Non-Compete by paying the same base salary and prorated portion of short term incentive compensation as set forth above for other 12-month Non-Compete elections. In this circumstance, no unvested equity will vest or be paid

If an executive’s employment is terminated due to death or permanent disability, we must pay any short term incentive cash bonuses that would have been earned by executive if she or he had been employed for the full year as follows: 50% of the target amount if the termination occurs within the first half of the year or 100% of the target amount if the termination occurs within the second half of the year. In addition, any unvested restricted shares held by such executive would vest, and we must pay executive for the value of any unvested performance share units held by the executive as set forth above.

The Amendments also contain requirements that the executives comply with the terms of the Non-Competes, and standard prohibitions on soliciting employees and diverting Company business, as well as a cutback provision permitting the Company to adjust compensation payable to an executive that is subject to certain excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

The Amendment for Ms. Smith differs in that if she is terminated or she resigns from her position as CAO and her authority, duties and responsibilities are changed such that she is assigned duties at either the Company or ADA in a Vice President or above role with at least the same Base Salary, such termination, resignation, reduction in Total Compensation and diminution in authority, duties or responsibilities shall not be deemed to be “Good Reason” as defined in the Amendment and shall not be considered a termination of her employment. If Ms. Smith becomes an executive of ADA, the Amendment shall automatically be assigned to and assumed by ADA.

Except as described in this Item 5.02, all other material terms of the executives’ employment agreements remain unchanged. The foregoing descriptions of the Amendments for Ms. Smith and Mr. Lagarenne are only summaries, and we refer you to the full text of the Form of Amendment filed as Exhibit 10.67 to the Company’s Current Report on Form 8-K filed on September 2, 2014 and incorporated herein as Exhibit 10.69 by this reference.

Item 8.01	Other Events.

As disclosed in August, 2014, the Company recently hired a new Chief Financial Officer (“CFO”). The CFO is working diligently with the Company’s Chief Accounting Officer, Company employees, and other resources to review and address the previously disclosed accounting matters, complete the on-going re-audits of the 2011 and 2012 financial statements, and file any required restatements. In June, 2014, The NASDAQ Stock Market LLC (“NASDAQ”) determined to continue the Company’s listing on NASDAQ, pursuant to an exception to NASDAQ’s filing requirement, through September 29, 2014, by which date the Company was required to file all delinquent periodic reports with the Securities and Exchange Commission (“SEC”). As a result of the continuing, multiple year reviews and re-audits, and the complexity of the business models and applicable technical accounting rules, the Company has concluded that it will not meet NASDAQ’s deadline to file all delinquent periodic reports by September 29, 2014 and expects NASDAQ to issue a delisting notice as a result. In that event, the Company intends to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”), at which hearing the Company would request a further extension to file the delinquent reports. The Panel has the authority to continue the Company’s listing on NASDAQ, pursuant to an exception to NASDAQ’s filing requirement, through as late as March 27, 2015.

This report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding our ability to address certain accounting and other matters related to our financial statements and ability to maintain listing of our shares on NASDAQ. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations, accounting rules and their impact, loss of key personnel; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following are filed as exhibits to this report:

Exhibit No.	Description

10.68	Amendment to Employment Agreement among C. Jean Bustard, Advanced Emissions Solutions, Inc. and ADA-ES, Inc.

10.69	Form of Amendment to Employment Agreement among Advanced Emissions Solutions, Inc., ADA-ES, Inc. and each of the Company’s Chief Accounting Officer and Executive Vice President (Incorporated by reference to the Form of Amendment to Employment Agreement among Advanced Emissions Solutions, Inc., ADA-ES, Inc. and each of the Company’s President and Chief Executive Officer, Chief Technology Officer, General Counsel and Vice President of Investor Relations filed as Exhibit 10.67 to the Company’s Current Report on Form 8-K filed on September 2, 2014 (File No. 000-54992)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014

Advanced Emissions Solutions, Inc.
Registrant

/s/ Michael D. Durham
Michael D. Durham
President and Chief Executive Officer

INDEX TO EXHIBITS

The following are filed as exhibits to this report:

Exhibit No.	Description

10.68	Amendment to Employment Agreement among C. Jean Bustard, Advanced Emissions Solutions, Inc. and ADA-ES, Inc.

10.69	Form of Amendment to Employment Agreement among Advanced Emissions Solutions, Inc., ADA-ES, Inc. and each of the Company’s Chief Accounting Officer and Executive Vice President (Incorporated by reference to the Form of Amendment to Employment Agreement among Advanced Emissions Solutions, Inc., ADA-ES, Inc. and each of the Company’s President and Chief Executive Officer, Chief Technology Officer, General Counsel and Vice President of Investor Relations filed as Exhibit 10.67 to the Company’s Current Report on Form 8-K filed on September 2, 2014 (File No. 000-54992)).